EXHIBIT 99.1

Table of Contents

Earnings Release and Table Listing

  Earnings Release Narrative
  Consolidated Balance Sheets
  Consolidated Statements of Income
  Selected Financial Data
    Net income by business segment
    Selected financial ratios
    Asset activity
    Capital ratios (Bank only)
    Book value per share
    Number of branches including in-store locations
    Average balance sheet data
    Loan and deposit related fees
    Net gains (losses) on sales of loans and mortgage-backed securities
    Loan servicing income (loss), net
    Mortgage servicing rights activity
    Mortgage loans serviced for others
    Loans held for investment
    Loans helf for sale, net
    Delinquent loans
    Non-performing assets

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Financial Officer (949)509-4440

DOWNEY ANNOUNCES SECOND QUARTER EARNINGS

          Newport Beach, California - July 17, 2003 - Downey Financial Corp. (NYSE: DSL) reported that net income for the second quarter of 2003 totaled $18.5 million, down from $20.4 million in the year-ago second quarter. On a diluted per share basis, net income was $0.66 in the current quarter, down 8.3% from $0.72 a year ago. No shares of common stock were repurchased during the second quarter of 2003, and $38 million of the previously announced $50 million authorization remains for future share repurchases.

          The decline in net income between second quarters reflected:

  A $6.4 million increase in general and administrative expense;
  A $6.1 million increase in the loss from loan servicing activities;
  A $0.8 million decline in net interest income; and
  A $0.5 million decline in the reversal of provision for loan losses.

          Those unfavorable items were partially offset by:

  A $5.8 million increase in gains from sales of loans and mortgage-backed securities;
  A $2.3 million increase in loan and deposit related fees;
  A $1.1 million increase in income from real estate and joint ventures held for investment;
  A $0.6 million increase in gains from trading securities; and
  A $0.5 million sales tax refund.

          For the first six months of 2003, net income totaled $48.7 million or $1.74 per share on a diluted basis, down from $57.8 million or $2.04 per share for the first six months of 2002.

Net Interest Income

          Net interest income totaled $74.3 million in the second quarter of 2003, down $0.8 million or 1.1% between second quarters. Interest-earning assets, which averaged $11.0 billion in the current quarter, were up 4.9% from a year ago. The favorable impact of higher interest-earning assets was more than offset by a decline in the effective interest rate spread. The effective interest rate spread averaged 2.70% in the second quarter, down from 2.86% a year ago and down from 2.87% in the first quarter of 2003. The decline between second quarters was due to the yield on interest-earning assets declining more than the cost of funds, as more assets repriced to current lower interest rate levels than did liabilities.

          For the first six months of 2003, net interest income totaled $155.3 million, up $0.2 million from a year ago.

Provision for Loan Losses

          During the current quarter, $0.6 million of provision for loan losses was reversed, compared to a reversal of $1.1 million in the year-ago second quarter. The current quarter reversal reflected an improvement in credit quality. The allowance for loan losses was $32 million at June 30, 2003, compared to $35 million at year-end 2002. Net charge-offs totaled $0.2 million in the second quarter of 2003, compared to $0.4 million a year-ago.

          For the first six months of 2003, $2.3 million of provision for loan losses was reversed and net charge-offs were $0.4 million. That compares to a provision for loan losses of $0.3 million and net charge-offs of $0.6 million in the year-ago period.

Other Income

          Other income totaled $8.4 million in the second quarter, up from $4.1 million a year ago. Contributing to the $4.3 million increase between second quarters was:

  A $5.8 million increase in net gains from sales of loans and mortgage-backed securities. The second quarter net gain totaled $12.7 million, including a $2.9 million loss due to the SFAS 133 impact of valuing derivatives associated with the sale of loans. Excluding the impact of SFAS 133, a gain equal to 0.75% of secondary market sales was realized which compares favorably to the year-ago gain of 0.68%.
  A $2.3 million increase in loan and deposit related fees.
  A $1.1 million increase in income from real estate and joint ventures held for investment due primarily to higher gains from sales.
  A $0.6 million increase in gains from trading securities, which served as a partial hedge against mortgage servicing rights.
  A $0.5 million sales tax refund related to the lending activities of Downey Auto Finance, a former subsidiary that was sold in 2000.

Those increases in other income were partially offset by a $6.1 million increase in the loss from loan servicing to $21.7 million. Negatively impacting loan servicing between second quarters were increases of $6.7 million in the amortization of mortgage servicing rights and $3.0 million in payoff and curtailment interest costs. Those unfavorable items were partially offset by a $2.5 million reduction in the addition to the valuation allowance for mortgage servicing rights and a $1.1 million increase in net cash servicing fees. During the current quarter, $13.2 million was added to the valuation allowance for mortgage servicing rights. This addition reflected higher actual loan prepayments during the second quarter than originally projected as well as a higher projected rate at which loans we service for others are expected to prepay in the future, thereby shortening their expected average life. At June 30, 2003, mortgage servicing rights, net of a $41 million valuation allowance, totale d $49 million or 0.55% of the $8.9 billion of associated loans serviced for others.

          For the first six months of 2003, other income totaled $30.3 million, down $5.1 million from a year ago.

Operating Expense

          Operating expense totaled $51.3 million in the current quarter, up $6.2 million or 13.8% from the second quarter of 2002, due primarily to higher general and administrative expense associated with an increased number of branch locations and the continued high level of lending activity.

          For the first six months of 2003, operating expense totaled $103.5 million, up $13.4 million or 14.9% from a year ago.

Assets, Loan Originations and Deposits

          At June 30, 2003, assets totaled $11.9 billion, up 7.3% from a year ago but virtually unchanged from year-end 2002. Continued low interest rates caused refinance activity to remain high, as borrowers were attracted to low fixed rate mortgages. As a result, loan repayments exceeded portfolio originations and loans held for investment declined $273 million since year end. That decline, however, was essentially offset by increases of $202 million in trading securities and $70 million in loans held for sale. During the quarter, the single family unfunded loan application pipeline increased 14.3% to $3.0 billion, of which 73% represented applications for loans expected to be sold in the secondary markets.

          Single family loan originations (including purchases) totaled $3.448 billion in the second quarter of 2003, up from the $2.179 billion in the second quarter of 2002. Single family loans originated for sale increased $1.096 billion to $2.161 billion reflecting continued borrower interest in low fixed rate loans, while single family loans originated for portfolio increased by $173 million to $1.287 billion. Of the current quarter total originated for portfolio, $64 million represented subprime credits. At quarter end, the subprime portfolio totaled $1.2 billion, with an average loan-to-value ratio at origination of 74% and, of the total, 89% represented "A-" credits. In addition to single family loans, $78 million of other loans were originated in the quarter.

          Deposits totaled $8.9 billion at June 30, 2003, up 2.4% from the year-ago level, but down 3.7% from year-end 2002. During the quarter, five new in-store branches were opened, one being the first in-store branch in Arizona. This brings the total number of branches to 170, of which 167 are in California and three are in Arizona. At quarter end, the average deposit size of our 72 traditional branches was $103 million, while the average deposit size of our 98 in-store branches was $15 million ($18 million excluding the 20 new in-store branches opened within the past 12 months).

Non-Performing Assets

          Non-performing assets declined $9 million during the quarter to $66 million, or 0.56% of total assets compared to 0.67% at year-end 2002. The decline during the quarter reflected decreases of $5 million in prime residential loans and $4 million in subprime residential loans.

Regulatory Capital Ratios

          At March 31, 2003, Downey Financial Corp.’s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 7.20% and a risk-based capital ratio of 14.23%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

          Certain statements in this release may constitute "forward looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation.

          For further information contact: Thomas E. Prince, Executive Vice President and Chief Financial Officer at (949)509-4440.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	June 30,
(Dollars in Thousands, Except Per Share Data)	2003	2002	2002

Assets
Cash	$136,423	$123,524	$117,788
Federal funds	89,210	2,555	16,401

Cash and cash equivalents	225,633	126,079	134,189
Trading securities, at fair value	201,781	-	-
U.S. Treasury securities, agency obligations and other investment
securities available for sale, at fair value	276,904	457,797	292,832
Municipal securities held to maturity, at amortized cost (estimated fair value of $6,202 at June 30, 2003 and December 31, 2002,
and $6,373 at June 30, 2002)	6,215	6,216	6,387
Loans and securities purchased under resale agreements	60,000	-	-
Loans held for sale, at lower of cost or fair value	721,929	652,052	381,465
Mortgage-backed securities available for sale, at fair value	1,736	2,253	58,122
Loans receivable held for investment	10,049,361	10,322,637	9,846,446
Investments in real estate and joint ventures	36,297	33,890	40,283
Real estate acquired in settlement of loans	9,464	12,360	13,528
Premises and equipment	113,434	113,536	113,417
Federal Home Loan Bank stock, at cost	120,517	117,563	114,452
Mortgage servicing rights, net	48,722	57,729	59,771
Other assets	75,557	76,039	69,536

	$11,947,550	$11,978,151	$11,130,428

Liabilities and Stockholders’ Equity
Deposits	$8,895,452	$9,238,350	$8,690,558
Federal Home Loan Bank advances and other borrowings	1,675,971	1,624,084	1,413,607
Company obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures
of the Company ("Capital Securities")	120,000	120,000	120,000
Accounts payable and accrued liabilities	303,921	102,533	64,709
Deferred income taxes	82,841	70,080	54,118

Total liabilities	11,078,185	11,155,047	10,342,992

Stockholders’ equity:
Preferred stock, par value of $0.01 per share; authorized 5,000,000
shares; outstanding none	-	-	-
Common stock, par value of $0.01 per share; authorized 50,000,000 shares; issued 28,235,022 shares at June 30, 2003, December 31, 2002,
and June 30, 2002	282	282	282
Additional paid-in capital	93,792	93,792	93,792
Accumulated other comprehensive income (loss)	1,135	(1,422)	236
Retained earnings	786,326	742,622	693,126
Treasury stock, at cost, 306,300 shares at June 30, 2003 and
December 31, 2002	(12,170)	(12,170)	-

Total stockholders’ equity	869,365	823,104	787,436

	$11,947,550	$11,978,151	$11,130,428

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(Dollars in Thousands, Except Per Share Data)	2003	2002	2003	2002

Interest income
Loans receivable	$130,884	$148,448	$273,373	$308,725
U.S. Treasury securities and agency obligations	1,886	2,163	5,023	5,196
Mortgage-backed securities	19	942	35	2,216
Other investments	1,485	1,872	3,140	3,686

Total interest income	134,274	153,425	281,571	319,823

Interest expense
Deposits	42,369	60,397	90,219	128,756
Borrowings	14,559	14,859	29,976	29,912
Capital securities	3,041	3,041	6,082	6,082

Total interest expense	59,969	78,297	126,277	164,750

Net interest income	74,305	75,128	155,294	155,073
Provision for (reduction of) loan losses	(624)	(1,106)	(2,333)	341

Net interest income after provision for (reduction of) loan losses	74,929	76,234	157,627	154,732

Other income, net
Loan and deposit related fees	13,649	11,396	25,627	22,914
Real estate and joint ventures held for investment, net	2,069	1,016	3,012	4,013
Secondary marketing activities:
Loan servicing loss, net	(21,692)	(15,617)	(35,378)	(16,205)
Net gains on sales of loans and mortgage-backed securities	12,652	6,896	32,415	23,097
Net gains on sales of mortgage servicing rights	18	12	23	306
Net gains on trading securities	591	-	591	-
Net gains on sales of investment securities	-	19	8	209
Litigation award	265	-	2,717	-
Other	845	380	1,331	1,121

Total other income, net	8,397	4,102	30,346	35,455

Operating expense
Salaries and related costs	33,028	28,315	67,154	57,752
Premises and equipment costs	7,971	7,754	15,684	14,887
Advertising expense	1,016	1,582	1,809	2,626
SAIF insurance premiums and regulatory assessments	825	762	1,656	1,548
Professional fees	418	233	1,046	797
Other general and administrative expense	8,111	6,350	16,004	12,561

Total general and administrative expense	51,369	44,996	103,353	90,171
Net operation of real estate acquired in settlement of loans	(111)	27	186	(31)

Total operating expense	51,258	45,023	103,539	90,140

Income before income taxes	32,068	35,313	84,434	100,047
Income taxes	13,553	14,938	35,702	42,294

Net income	$18,515	$20,375	$48,732	$57,753

PER SHARE INFORMATION

Basic	$0.66	$0.72	$1.74	$2.04

Diluted	$0.66	$0.72	$1.74	$2.04

Cash dividends declared and paid	$0.09	$0.09	$0.18	$0.18

Weighted average diluted shares outstanding	27,970,022	28,284,493	27,968,194	28,277,833

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(Dollars in Thousands)	2003	2002	2003	2002

Net income by business segment
Banking	$17,145	$19,790	$46,650	$55,411
Real estate investment	1,370	585	2,082	2,342

Total net income	$18,515	$20,375	$48,732	$57,753

Selected financial ratios
Effective interest rate spread	2.70%	2.86%	2.78%	2.95%
Efficiency ratio (a)	63.92	57.54	57.45	48.40
Return on average assets	0.65	0.75	0.84	1.06
Return on average equity	8.64	10.51	11.49	15.16

Asset activity
Loans for investment portfolio: (b)
Originations:
Residential one-to-four units	$1,223,368	$964,100	$1,929,628	$1,849,195
Residential one-to-four units — subprime	63,976	149,822	140,464	257,156
All other	78,407	119,970	129,562	165,722
Repayments	(1,352,321)	(950,438)	(2,479,933)	(1,893,249)

Loans originated for sale portfolio (b)	2,161,154	1,065,360	3,768,301	2,331,790

Loans and mortgage-backed securities sold (c)	(2,078,371)	(1,093,454)	(3,702,537)	(2,474,903)

Increase (decrease) in loans (including
mortgage-backed securities)	97,469	197,920	(203,916)	153,620

Increase (decrease) in assets	509,627	217,316	(30,601)	25,398

Increase (decrease) in deposits	(102,106)	91,668	(342,898)	70,992

Increase (decrease) in borrowings	375,121	93,221	51,887	(109,105)

Earnings Release and Table Listing

	June 30,	December 31,	June 30,
	2003	2002	2002

Capital ratios (Bank only)
Tangible	7.20%	6.92%	7.51%
Core	7.20	6.92	7.51
Risk-based	14.23	14.08	15.16

Book value per share	$31.13	$29.47	$27.89

Number of branches including in-store locations	170	165	148

(a) The amount of general and administrative expense incurred for each $1 of net interest income plus other income, except for income associated with real estate held for investment, litigation award and investment securities gains or losses.
(b) Includes loans purchased.
(c) Includes $2.7 million of non-mortgage commercial loans.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended June 30,

	2003			2002

			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in Thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Average balance sheet data
Interest-earning assets:
Loans	$10,517,236	$130,884	4.98%	$10,035,071	$148,448	5.92%
Mortgage-backed securities	1,802	19	4.22	80,873	942	4.66
Investment and trading securities	492,782	3,371	2.74	385,738	4,035	4.20

Total interest-earning assets	11,011,820	134,274	4.88	10,501,682	153,425	5.84
Non-interest-earning assets	408,167			392,072

Total assets	$11,419,987			$10,893,754

Transaction accounts:
Non-interest-bearing checking	$402,183	$-	-%	$295,568	$-	-%
Interest-bearing checking (a)	439,909	283	0.26	425,609	329	0.31
Money market	127,162	355	1.12	113,231	503	1.78
Regular passbook	3,896,717	13,253	1.36	2,962,758	18,543	2.51

Total transaction accounts	4,865,971	13,891	1.15	3,797,166	19,375	2.05
Certificates of deposit	4,018,803	28,478	2.84	4,763,479	41,022	3.45

Total deposits	8,884,774	42,369	1.91	8,560,645	60,397	2.83
Borrowings	1,384,203	14,559	4.22	1,299,644	14,859	4.59
Capital securities	120,000	3,041	10.14	120,000	3,041	10.14

Total deposits, borrowings and capital securities	10,388,977	59,969	2.32	9,980,289	78,297	3.15
Other liabilities	173,404			137,735
Stockholders’ equity	857,606			775,730

Total liabilities and stockholders’ equity	$11,419,987			$10,893,754

Net interest income/interest rate spread		$74,305	2.56%		$75,128	2.69%
Excess of interest-earning assets over deposits,
borrowings and capital securities	$622,843			$521,393
Effective interest rate spread			2.70			2.86

	Six Months Ended June 30,

Interest-earning assets:
Loans	$10,638,317	$273,373	5.14%	$10,004,439	$308,725	6.17%
Mortgage-backed securities	1,907	35	3.67	93,624	2,216	4.73
Investment and trading securities	515,083	8,163	3.20	425,093	8,882	4.21

Total interest-earning assets	11,155,307	281,571	5.05	10,523,156	319,823	6.08
Non-interest-earning assets	405,916			395,318

Total assets	$11,561,223			$10,918,474

Transaction accounts:
Non-interest-bearing checking	$393,135	$-	-%	$290,362	$-	-%
Interest-bearing checking (a)	432,860	582	0.27	425,386	744	0.35
Money market	125,678	769	1.23	111,973	1,010	1.82
Regular passbook	3,830,620	28,082	1.48	2,702,876	33,936	2.53

Total transaction accounts	4,782,293	29,433	1.24	3,530,597	35,690	2.04
Certificates of deposit	4,147,842	60,786	2.96	5,011,329	93,066	3.75

Total deposits	8,930,135	90,219	2.04	8,541,926	128,756	3.04
Borrowings	1,491,649	29,976	4.05	1,362,761	29,912	4.43
Capital securities	120,000	6,082	10.14	120,000	6,082	10.14

Total deposits, borrowings and capital securities	10,541,784	126,277	2.42	10,024,687	164,750	3.31
Other liabilities	171,317			131,929
Stockholders’ equity	848,122			761,858

Total liabilities and stockholders’ equity	$11,561,223			$10,918,474

Net interest income/interest rate spread		$155,294	2.63%		$155,073	2.77%
Excess of interest-earning assets over deposits,
borrowings and capital securities	$613,523			$498,469
Effective interest rate spread			2.78			2.95

(a) Included amounts swept into money market deposit accounts.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(Dollars in Thousands)	2003	2002	2003	2002

Loan and deposit related fees
Loan related fees:
Prepayment fees	$4,291	$4,140	$7,704	$8,826
Other fees	2,925	1,992	5,499	4,159
Deposit related fees:
Automated teller machine fees	2,180	1,668	4,266	3,211
Other fees	4,253	3,596	8,158	6,718

Total loan and deposit related fees	$13,649	$11,396	$25,627	$22,914

Net gains (losses) on sales of loans and mortgage-backed
securities
Mortgage servicing rights	$15,405	$10,156	$30,359	$25,153
All other components excluding SFAS 133	183	(2,870)	5,131	(6,530)
SFAS 133	(2,936)	(390)	(3,075)	4,474

Total net gains on sales of loans and
mortgage-backed securities	$12,652	$6,896	$32,415	$23,097

Secondary marketing gain excluding SFAS 133 as a
percentage of associated sales	0.75%	0.68%	0.96%	0.76%

Loan servicing income (loss), net
Net cash servicing fees	$5,117	$4,020	$10,133	$7,474
Payoff and curtailment interest cost (a)	(3,620)	(671)	(6,145)	(1,437)
Amortization of MSRs	(9,951)	(3,253)	(14,722)	(6,169)
Provision for impairment of MSRs	(13,238)	(15,713)	(24,644)	(16,073)

Total loan servicing loss, net	$(21,692)	$(15,617)	$(35,378)	$(16,205)

Mortgage servicing rights activity
Gross balance at beginning of period	$92,178	$74,914	$90,584	$65,630
Additions	15,405	10,156	30,359	25,153
Amortization	(9,951)	(3,253)	(14,722)	(6,169)
Sales	-	-	-	(35)
Impairment write-down	(7,684)	(717)	(16,273)	(3,479)

Gross balance at end of period	89,948	81,100	89,948	81,100

Allowance balance at beginning of period	35,672	6,333	32,855	8,735
Provision for impairment	13,238	15,713	24,644	16,073
Impairment write-down	(7,684)	(717)	(16,273)	(3,479)

Allowance balance at end of period	41,226	21,329	41,226	21,329

Total mortgage servicing rights, net	$48,722	$59,771	$48,722	$59,771

As a percentage of associated mortgage loans	0.55%	0.88%	0.55%	0.88%
Estimated fair value (b)	$48,722	$59,771	$48,722	$59,771
Weighted average expected life (in months)	31	61	31	61
Custodial account earnings rate	1.26%	3.82%	1.26%	3.82%
Weighted average discount rate	7.47	9.10	7.47	9.10

Earnings Release and Table Listing

	June 30,	December 31,	June 30,
(Dollars in Thousands)	2003	2002	2002

Mortgage loans serviced for others
Total	$8,980,037	$8,316,236	$6,962,403
With capitalized mortgage servicing rights: (b)
Amount	8,916,259	8,036,393	6,807,306
Weighted average interest rate	6.12%	6.51%	6.80%

Custodial escrow balances	$16,527	$15,243	$13,044

(a) Represents Downey contractual obligation to pay interest at the borrower’s loan rate from the date the loan is repaid until the funds are remitted to the investor. This does not include the benefit of the use of repaid loan funds to reduce borrowings and its associated interest expense, which is reported in net interest income.
(b) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans temporarily sub-serviced without capitalized mortgage servicing rights.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	June 30,	December 31,	June 30,
(Dollars in Thousands)	2003	2002	2002

Loans held for investment
Loans secured by real estate:
Residential one-to-four units	$8,544,276	$8,647,197	$8,122,908
Residential one-to-four units — subprime	1,196,162	1,386,113	1,417,915

Total residential one-to-four units	9,740,438	10,033,310	9,540,823
Residential five or more units	43,255	10,640	8,727
Commercial real estate	53,031	71,415	81,722
Construction	105,858	103,547	124,318
Land	20,090	53,538	62,182
Non-mortgage:
Commercial	6,493	15,021	17,371
Automobile	6,959	11,641	17,667
Other consumer	68,012	56,782	50,101

Total loans held for investment	10,044,136	10,355,894	9,902,911
Increase (decrease) for:
Undisbursed loan funds and net deferred costs and premiums	37,472	1,742	(20,631)
Allowance for losses	(32,247)	(34,999)	(35,834)

Total loans held for investment, net	$10,049,361	$10,322,637	$9,846,446

Loans held for sale, net
Residential one-to-four units	$716,477	$649,964	$39,796
Capitalized basis adjustment (a)	5,452	2,088	1,669

Total loans held for sale	$721,929	$652,052	$381,465

Delinquent loans
30-59 days	$22,444	$28,998	$31,729
60-89 days	9,866	14,070	9,914
90+ days (b)	42,448	51,845	52,362

Total delinquent loans	$74,758	$94,913	$94,005

Delinquencies as a percentage of total loans	0.69%	0.86%	0.91%

Non-performing assets
Non-accrual loans:
Residential one-to-four units	$29,758	$34,504	$33,827
Residential one-to-four units — subprime	26,568	32,263	31,540
Other	646	681	4,305

Total non-accrual loans	56,972	67,448	69,672
Troubled debt restructure — below market rate (c)	-	-	203
Real estate acquired in settlement of loans	9,464	12,360	13,528
Repossessed automobiles	3	6	16

Total non-performing assets	$66,439	$79,814	$83,419

Non-performing assets as a percentage of total assets	0.56%	0.67%	0.75%

(a) Reflects the change in fair value of the rate lock derivative from the date of commitment to the date of funding.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.
(c) Represents one residential one-to-four unit loan.

Note: Certain prior period amounts have been reclassified to conform to the current presentation.